Exhibit 24.1

                         CONSENT OF INDEPENDENT AUDITORS




Puradyn Filter Technologies, Incorporated
Boynton Beach, Florida


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 20, 1998 (with respect to Note 8, September 8, 1998) on the financial statements of Puradyn Filter Technologies, Incorporated (formerly known as T/F Purifiner, Inc.) (the "Company") as of December 31, 1997 and for each of the years in the two-year period then ended, included in the Company's 1997 Annual Report on Form 10-KSB.




Richard A. Eisner & Company, LLP


New York, New York
September 10, 1998